SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                          Date of Report: April 9, 1996


                              SIERRA TAHOE BANCORP


             (Exact Name of Registrant as Specified in its Charter)



California                  File No. 0-15450                68-0091859
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


10181 Truckee-Tahoe Airport Road, Truckee, California 96160-9010
(Address of Principal Executive Offices)


Registrant's Telephone Number (916) 582-3000








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Item 5.           Other Events

     On April 9, 1996, Sierra Tahoe Bancorp issued a press release announcing the appointment of three additional members to its Board of Directors, John J. Johnson, Ralph H. Coppola, M.D., and Ronald A. Johnson. The Board also approved a change in the name of the holding company to SierraWest Bancorp and intends to submit it to shareholders for approval at the annual shareholders' meeting.




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Item 7.           Financial Statements and Exhibits

(c)      Exhibits

         28.      Press release dated April 9, 1996.







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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                               Sierra Tahoe Bancorp
                                                    (Registrant)





Dated:   April 10, 1996                     By   /s/  Richard Belstock
        ----------------------                  -----------------------
Truckee, California                             Richard Belstock
                                                Senior Vice President/Controller










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EXHIBIT 28



                 FOR:            SIERRA TAHOE BANCORP

                 APPROVED BY:    William T. Fike
                                 President and Chief Executive Officer
                                 (916) 582-3000

                 CONTACT:        Morgen-Walke Associates
                                 Doug Sherk, Jenifer Kirtland, David Gennarelli
                                 (415) 296-7383
                                 Elissa Grabowski, Jill Ruja
                                 (212) 850-5600



               SIERRA TAHOE BANCORP NAMES ADDITIONAL BOARD MEMBERS
      Board to Submit Name Change of SierraWest Bancorp to Shareholder Vote

TRUCKEE, CA (April 9, 1996) - Sierra Tahoe Bancorp (Nasdaq: STBS) today announced that it has named three additional members to its Board of Directors. The new members include John J. Johnson, 63; Ralph J. Coppola, MD, 62; and Ronald A. Johnson, 56. With these additions, the size of Sierra Tahoe Bancorp's Board has increased from eight to eleven members.

     "We are very pleased to expand our Board with these three outstanding individuals," said William T. Fike, president and chief executive officer of Sierra Tahoe Bancorp. "Every one of these new directors has made significant contributions to the Board of our Sierra Bank of Nevada subsidiary, and they are known and respected in the business community of Reno."

     Mr. John Johnson is a retired business owner. Dr. Coppola is an ear, nose and throat specialist. Mr. Ron Johnson is a CPA with Burgarello Alarm. These three individuals have served on the Board of Sierra Bank of Nevada since its inception in 1990.

     In other news, the Board approved a change in the name of the holding company to SierraWest Bancorp and will submit it to shareholders for approval at the annual shareholder meeting.

     "The proposed name, SierraWest Bancorp, is a more accurate reflection of the Company's position as a regional bank with opportunities for expansion into new markets," said Mr. Fike. "The 'Sierra' name recognizes our heritage and the value we place on our roots in the Sierra Mountains. 'West' identifies our position as a regional bank with a presence in two states and will grow with the Company as we expand within the western U.S."

     Sierra Tahoe Bancorp is the holding company for Truckee River Bank in Truckee, California and Sierra Bank of Nevada in Reno, Nevada.


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